                                                                 Exhibit (n)(1)

           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-6 (the "Registration Statement") of our report dated April 27, 2015, relating to the financial statements of Separate Account VL-R, which appears in such Registration Statement. We also consent to the use in this Registration Statement of our report dated April 27, 2015, relating to the consolidated financial statements of American General Life Insurance Company, which appears in such Registration Statement. We also consent to the reference to us under the heading "Financial Statements" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Houston, Texas
April 27, 2015